Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Robert S. Schneider
USI Holdings Corporation 914-749-8502 rschneider@usi.biz

USI Holdings Corporation Reports Fourth Quarter Results
and Other Matters

Briarcliff Manor, NY, March 1, 2007 - USI Holdings Corporation (“USI” or the “Company”), (NASDAQ:USIH): USI today reported financial results for the fourth quarter ended December 31, 2006. A printer friendly version of this release is available on our website at http://www.usi.biz.

Definitive Merger Agreement

On January 16, 2007, the Company announced the signing of a definitive merger agreement to be acquired by an entity controlled by private equity funds sponsored by Goldman, Sachs & Co., by way of merger for $17.00 per share in a transaction valued at approximately $1.4 billion, including approximately $365.0 million for repayment of the Company’s existing debt obligations. Further information regarding the proposed merger can be found in the Company’s definitive proxy statement which was filed with the SEC on March 1, 2007. The transaction is expected to close in the second quarter of 2007, subject to receipt of stockholder approval and the satisfaction of other closing conditions.

A special meeting of stockholders to approve the merger has been scheduled for March 29, 2007. Stockholders of record on February 28, 2007 are entitled to vote at the special meeting.

Other Matters

During the fourth quarter, the Company implemented several strategic operating decisions principally related to the difficulties in its California retail insurance operations. Actions undertaken by the Company include the closure of one office, management changes, the elimination of certain positions and the termination of one business relationship. In the fourth quarter of 2006, these actions resulted in expenses of $7.0 million, including $1.4 million of acquisition integration costs, principally related to the Kibble & Prentice transaction, and an impairment charge of $3.2 million on the intangible assets of a California acquisition.

Highlights:

For the quarter ended December 31, 2006 as compared to the same quarter in 2005:

•	Total revenues increased 9.5% to $149.4 million from $136.5 million and declined organically 2.1%
•	Net commissions and fees increased 10.1% to $142.8 million from $129.7 million and declined organically 2.1%
•	Income from continuing operations, before income tax expense, decreased to $1.9 million from $8.1 million
•	Net income per share on a diluted basis decreased to $0.01 from $0.06
•	Operating margin decreased to 16.1% from 16.8%
•	Excluding the impact of other identified adjustments in 2006 and 2005 and stock option expense in 2006, operating margin decreased to 17.2% from 19.0%
•	Closed the acquisition of Kibble & Prentice in Seattle, WA, and four books of business, expected to add $38.0 million of revenues on an annual basis
•	Received a court order granting a new trial on damages and statute of limitations issues in the Graham copyright infringement case

	Three Months Ended			Twelve Months Ended
(Dollars in Thousands, Except Per Share Data)	December 31,			December 31,
	2006	2005	% Change	2006	2005	% Change
GAAP Financial Measures:
Revenues:
Net commissions and fees (“NCF”)	$142,788	$129,745	10.1%	$511,777	$473,022	8.2%
Contingents and overrides	3,460	3,159	9.5%	26,134	25,825	1.2%
Interest income	1,384	1,254	10.4%	5,301	3,858	37.4%
Other income	1,771	2,292	(22.7)%	8,396	5,579	50.5%
Total revenues	149,403	136,450	9.5%	551,608	508,284	8.5%

Expenses:
Operating expenses	131,128	114,813	14.2%	457,727	431,953	6.0%
Amortization of intangible assets	9,652	9,311	3.7%	34,536	30,549	13.1%
Interest	6,711	4,255	57.7%	20,690	15,036	37.6%
Early extinguishment of debt	--	--	N/M	2,093	--	N/M
Total expenses	147,491	128,379	14.9%	515,046	477,538	7.9%

Operating Results:
Income from continuing operations before income tax expense	$1,912	$8,071	(76.3)%	$36,562	$30,746	18.9%

Per Share Data-Diluted:
Income from continuing operations	$0.01	$0.09	(88.9)%	$0.36	$0.32	12.5%
Net income	$0.01	$0.06	(83.3)%	$0.36	$0.14	157.1%

Non-GAAP Financial Measures (1):
Operating income	$24,057	$22,937	4.9%	$101,206	$93,045	8.8%
Operating margin	16.1%	16.8%	(4.2)%	18.3%	18.3%	--%
Operating margin, excluding identified adjustments	17.2%	19.0%	(9.5)%	19.2%	19.3%	(0.5)%

Income from continuing operations plus amortization, excluding identified adjustments on a diluted per share basis	$0.25	$0.31	(19.4)%	$1.11	$1.10	0.9%
NCF organic (decline)/growth	(2.1)%			0.1%
Total revenue organic (decline)/growth	(2.1)%			0.7%

(1) Refer to Non-GAAP financial measures-Purpose and Use and related reconciliations included in this release.

Comparisons of revenues and operating margin for the three and twelve months ended December 31, 2006 to the same periods in 2005 are affected by adjustments in both years related to the change in estimation methodology for direct bill commissions. For the three and twelve months ended December 31, 2005, the Company recorded adjustments to revenue, net of related compensation expense adjustments, of $3.6 million and $6.1 million, respectively. For the three and twelve months ended December 31, 2006, the Company recorded similar adjustments to direct bill revenues of $1.3 million and $1.9 million. Additionally, for both the three and twelve months ended December 31, 2006, the Company recorded a $2.5 million downward adjustment to revenues and receivables in the specialized benefits services segment related to a change in the estimate of its policy cancellation rate on two large enrollment cases.

The revenue increase for the quarter includes the net impact of $15.9 million from acquisitions and divestitures completed in the last twelve months. On an organic basis, after identified adjustments, NCF decreased $5.1 million, or 4.0% for the quarter compared to the same period last year due to the continued difficult operating environment in California and lower than expected fourth quarter enrollment performance in the specialized benefits services segment. Total NCF for the insurance brokerage segment, excluding California, grew 4.8% for the quarter on an adjusted organic basis.

The revenue increase for the year includes the net impact of $39.7 million from acquisitions and divestitures completed in the last twelve months. On an organic basis, after identified adjustments, NCF decreased $4.4 million, or 0.9% for the year compared to the prior year, due primarily to the year-to-date impact of the items noted above for the fourth quarter. Total NCF for the insurance brokerage segment, excluding California, grew 3.8% for the year on an adjusted organic basis.

In the fourth quarter of 2006, the Company recorded a $3.2 million impairment charge on certain intangible assets associated with one of its California acquisitions following an office closure and the resultant impairment study. In the three and twelve months ended December 31, 2006, the Company recorded $1.2 million and $2.7 million, respectively, in costs related to the proposed transaction with GS Capital Partners. Also in the fourth quarter of 2006, the Company recorded $1.4 million of integration expenses principally related to the Kibble & Prentice acquisition and $2.4 million in other costs related to the previously mentioned strategic operating decisions.

For the three and twelve months ended December 31, 2005, the Company recorded $1.2 million and $8.1 million in expenses, before income taxes, for employee severance and related benefits, facilities closures, contract terminations and the amendment of sales professionals’ compensation agreements. Also, for the three and twelve months ended December 31, 2005, the Company recorded $0.1 million and $8.6 million in expenses, respectively, before income taxes primarily associated with the Summit Global Partners acquisition.

The operating margin (operating income as a percentage of total revenues) for the quarter was 16.1% on $24.1 million of operating income, compared to 16.8% on $22.9 million of operating income for the same period in 2005. The operating margin for the quarter was positively impacted by stronger performance in the insurance brokerage segment and lower corporate expenses. The operating margin for the quarter was negatively impacted by the decline in the specialized benefits services segment due to lower than expected fourth quarter enrollment performance, the adjustment to revenues in specialized benefits services related to a revision of the estimated policy cancellation rate on two large cases, the continuing challenges in the California retail insurance operations and to stock option expense of $0.6 million recorded beginning in 2006.

The operating margin for the year ended December 31, 2006 was 18.3% on $101.2 million of operating income, compared to 18.3% on $93.0 million of operating income for the same period in 2005. The operating margin for the year was positively impacted by stronger performance in the insurance brokerage segment and lower corporate expenses. The operating margin for the year was negatively impacted by the aforementioned decline in the specialized benefits services segment, the continuing challenges in the California retail insurance operations and to stock option expense of $3.2 million recorded beginning in 2006.

The Company will hold a conference call and audio webcast to review the results at 8:00 AM (EST) on Friday, March 2, 2007. To access the audio webcast, please visit USI's website at www.usi.biz on March 2, 2007 and follow the link. To access the conference call, dial toll-free 800-706-7749 or 617-614-3474 for international callers and use passcode 54548532, five minutes before the teleconference. A replay of the conference call will be available on the Investor Relations section of the USI website (www.usi.biz) or by dialing 888-286-8010 and using access code 25896377.

About the Proposed Merger

In connection with the proposed merger, USI filed a definitive proxy statement March 1, 2007, with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT ON FILE WITH THE SEC BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by USI Holdings Corporation at the Securities and Exchange Commission's Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free by directing such request to USI Holdings Corporation, telephone: 914-749-8511 or on the Company's Web site at www.usi.biz.

USI and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning all of USI’s participants in the solicitation, including our directors and executive officers, is included in the definitive proxy statement relating to the proposed merger. The definitive proxy statement is available free of charge at the Securities and Exchange Commission's Web site at www.sec.gov and from USI Holdings Corporation, telephone: 914-749-8511 or on the Company's Web site at www.usi.biz.

Caution Regarding Forward Looking Statements

This press release contains certain statements relating to future results which are forward-looking statements within the meaning of that term as found in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not historical facts, but instead represent USI’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of USI’s control. USI can make no assurances regarding the likelihood of the proposed merger described above, and it is possible that USI’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Further information concerning USI and its business, including factors that potentially could materially affect USI’s financial results, are contained in USI’s filings with the Securities and Exchange Commission. Some factors include: risks associated with uncertainty as to whether the proposed merger will be completed; costs and potential litigation associated with the proposed merger; the failure to obtain stockholder approval for the proposed merger; USI’s ability to grow revenues organically and expand its margins; successful consummation and integration of acquisitions; the insurance brokerage business is subject to a great deal of uncertainty due to the investigations into its business practices by various governmental authorities and related private litigation; resolution of regulatory matters and other claims, lawsuits and related proceedings; the passage of new legislation and/or disclosure arrangements with insurance companies affecting our business; determinations of effectiveness of internal controls over financial reporting and disclosure controls and procedures; USI’s ability to attract and retain key sales and management professionals; USI’s level of indebtedness and debt service requirements; downward commercial property and casualty premium pressures; the competitive environment; future expenses for integration and margin improvement efforts; and general economic conditions around the country. USI’s ability to grow has been largely attributable to acquisitions, which may or may not be available on acceptable terms in the future and which, if consummated, may or may not be advantageous to USI. All forward-looking statements included in this press release are made only as of the date of this press release, and USI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which USI hereafter becomes aware.

This press release includes supplemental financial information which contains references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this financial information to generally accepted accounting principles in the United States (“GAAP”) information follows. USI presents such non-GAAP supplemental financial information because it believes that such information is of interest to the investment community owing to the fact that it provides additional meaningful methods of evaluating certain aspects of USI’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, USI’s consolidated statements of operations for the three and twelve months ended December 31, 2006 and 2005.

About USI Holdings Corporation
Founded in 1994, USI is a leading distributor of insurance and financial products and services to businesses throughout the United States. USI is headquartered in Briarcliff Manor, NY, and operates out of 66 offices in 18 states. Additional information about USI, including instructions for the quarterly conference call, may be found at www.usi.biz.

USI Holdings Corporation and Subsidiaries
Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005

	(Amounts in Thousands, Except Per Share Data)

Revenues:
Net commissions and fees	$142,788	$129,745	$511,777	$473,022
Contingents and overrides	3,460	3,159	26,134	25,825
Interest income	1,384	1,254	5,301	3,858
Other income	1,771	2,292	8,396	5,579
Total Revenues	149,403	136,450	551,608	508,284

Expenses:
Compensation and employee benefits	81,797	77,783	303,909	304,190
Non-cash stock-based compensation:
Restricted stock awards	959	871	3,527	2,579
Stock option expense	565	-	3,181	-
Other operating expenses	45,035	33,672	136,828	115,529
Amortization of intangible assets	9,652	9,311	34,536	30,549
Depreciation	2,772	2,487	10,282	9,655
Interest	6,711	4,255	20,690	15,036
Early extinguishment of debt	-	-	2,093	-
Total Expenses	147,491	128,379	515,046	477,538
Income from continuing operations before income tax expense	1,912	8,071	36,562	30,746
Income tax expense	1,129	2,806	15,953	12,713
Income From Continuing Operations	783	5,265	20,609	18,033
Loss from discontinued operations, net	-	(1,934)	-	(10,229)
Net Income	$783	$3,331	$20,609	$7,804

Per Share Data - Basic and Diluted:

Basic:
Income from continuing operations	$0.01	$0.09	$0.36	$0.32
Loss from discontinued operations, net	-	(0.03)	-	(0.18)
Net Income Per Common Share	$0.01	$0.06	$0.36	$0.14

Diluted:
Income from continuing operations	$0.01	$0.09	$0.36	$0.32
Loss from discontinued operations, net	-	(0.03)	-	(0.18)
Net Income Per Common Share	$0.01	$0.06	$0.36	$0.14

Weighted-Average Number of Shares Outstanding:
Basic	57,082	56,693	56,871	55,963
Diluted	58,145	57,594	57,839	56,640

USI Holdings Corporation and Subsidiaries
Consolidated Balance Sheets

	December 31, 2006	December 31, 2005

	(Amounts in Thousands, Except Per Share Data)

Assets
Current assets:
Cash and cash equivalents	$36,683	$27,289
Fiduciary funds--restricted	114,448	103,887
Premiums and commissions receivable, net of allowance for bad debts and cancellations of $9,743 and $7,300, respectively	284,815	244,372
Other	21,542	25,048
Deferred tax asset	11,694	14,887
Current assets held for discontinued operations	3,000	4,843
Total current assets	472,182	420,326

Goodwill	508,330	405,490

Expiration rights	400,785	312,382
Other intangible assets	57,301	50,800
Accumulated amortization	(232,070)	(197,539)
Expiration rights and other intangible assets, net	226,016	165,643

Property and equipment, net	32,308	28,475
Other assets	3,310	3,840
Total Assets	$1,242,146	$1,023,774

Liabilities and Stockholders’ Equity
Current liabilities:
Premiums payable to insurance companies	$298,026	$259,286
Accrued expenses	75,621	77,120
Current portion of long-term debt	13,346	11,470
Other	14,039	16,829
Total current liabilities	401,032	364,705

Long-term debt	367,466	225,062
Deferred tax liability	25,782	16,237
Other liabilities	7,239	7,789
Other liabilities held for discontinued operations	225	-
Total Liabilities	801,744	613,793

Stockholders’ equity:
Common stock—voting—par $.01, 300,000 shares authorized; 59,226 and 58,308 shares issued, respectively	592	583
Additional paid-in capital	676,157	663,436
Accumulated deficit	(225,464)	(246,073)
Less treasury stock at cost, 827 and 620 shares, respectively	(10,883)	(7,965)
Total Stockholders’ Equity	440,402	409,981
Total Liabilities and Stockholders’ Equity	$1,242,146	$1,023,774

USI Holdings Corporation and Subsidiaries
Non-GAAP Financial Measures - Purpose and Use

USI defines Operating Income as revenues, less compensation and employee benefits, non-cash stock-based compensation, other operating expenses and depreciation. Compensation and employee benefits and other operating expenses are adjusted to exclude expenses related to USI’s margin improvement plan (announced in the fourth quarter of 2004 and concluded in the fourth quarter of 2005 to reduce ongoing operating expenses), acquisition integration efforts (expenses incurred during the integration of acquired companies) and other expenses, all of which USI’s management does not consider indicative of the Company’s run-rate, or normal operating expenses. USI presents Operating Income because management believes that it is a relevant and useful indicator of operating profitability. Management believes that Operating Income is relevant owing to USI’s leveraged approach to its capital structure and resulting significant amount of interest expense and to USI’s acquisition strategy which creates significant amortization and other expenses not directly associated with the core operations of the Company and which are specifically aimed at eliminating redundant real estate, positions and other costs.

Additionally, management believes that investors in its stock use Operating Income to compare USI’s ability to generate operating profits with its peers and for valuation purposes. Operating Margin (Operating Income as a percentage of total revenues) is presented because management believes that it is a relevant and useful indicator of operating efficiency. USI uses Operating Income and Operating Margin in budgeting and evaluating operating company performance. These financial measures should not be considered as an alternative to other financial measures determined in accordance with GAAP.

USI presents Income from continuing operations plus amortization of intangible assets on an absolute and diluted per share basis because management believes that it is a relevant and useful indicator of its ability to generate working capital. Management believes that income from continuing operations plus amortization of intangible assets is relevant owing to the significant amount of amortization of intangible assets resulting from accounting for all acquisitions using the purchase method of accounting. Additionally, management believes that investors in its stock use income from continuing operations plus amortization of intangible assets to compare USI with its peers and for valuation purposes. These financial measures should not be considered as an alternative to other financial measures determined in accordance with GAAP.

USI presents Income from continuing operations plus amortization of intangible assets and operating income and operating margin, excluding the impact of the identified adjustments, because management believes that it is useful in understanding operating profitability compared to other periods presented. Additionally, management believes that investors in its stock use income from continuing operations plus amortization of intangible assets and operating income and operating margin, excluding the impact of the identified adjustments on an absolute and diluted per share basis, to compare USI with its peers, for valuation purposes and as an indicator of operating performance. These financial measures should not be considered as an alternative to other financial measures determined in accordance with GAAP.

USI presents organic revenue growth (decline) because management believes that it is useful in understanding organic revenue growth/decline compared to prior periods presented. Organic revenue growth (decline) is calculated by excluding the current period’s total revenues attributable to acquisitions and the prior period’s total revenues from divested businesses during the twelve months following acquisition or divestiture. Additionally, management believes that investors in its stock use organic revenue growth (decline) to compare USI with its peers and to measure growth in revenues attributable to the Company’s ability to execute on its sales and client retention strategies. This financial measure should not be considered as an alternative to other financial measures determined in accordance with GAAP.

USI Holdings Corporation and Subsidiaries
Non-GAAP Financial Measures

Reconciliation of Operating Income, Operating Margin and Income from Continuing Operations plus Amortization of Intangible Assets

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(Dollars in Thousands)

Total Revenues	$149,403	$136,450	$551,608	$508,284

Compensation and employee benefits	81,641	76,613	303,753	287,807
Non-cash stock-based compensation:
Restricted stock awards	959	871	3,527	2,579
Stock option expense	565	-	3,181	-
Other operating expenses	39,409	33,542	129,659	115,198
Depreciation	2,772	2,487	10,282	9,655

Operating Income	24,057	22,937	101,206	93,045
Operating Margin	16.1%	16.8%	18.3%	18.3%

Amortization of intangible assets	9,652	9,311	34,536	30,549
Interest	6,711	4,255	20,690	15,036
Early extinguishment of debt	-	-	2,093	-
Margin improvement plan expenses (a)	-	1,190	-	8,141
Acquisition integration expenses (a)	1,401	110	1,419	8,573
Other expenses (a) (b)	4,381	-	5,906	-

Income from continuing operations before income tax expense	1,912	8,071	36,562	30,746
Income tax expense	1,129	2,806	15,953	12,713
Income from continuing operations	783	5,265	20,609	18,033
Addback: Amortization of intangible assets	9,652	9,311	34,536	30,549
Income from continuing operations plus amortization of intangible assets	$10,435	$14,576	$55,145	$48,582

(a) Amounts are included in compensation and employee benefits and other operating expenses in the Consolidated Statements of Operations.

(b) The Company recorded an impairment charge on the intangible assets of one of its California acquisitions of $3.2 million in the three and twelve months ended December 31. 2006. The Company recorded expenses of $1.2 million and $2.7 million in the three and twelve months ended December 31, 2006 related to the proposed acquisition of all of its common stock by GS Capital Partners.

USI Holdings Corporation
Non-GAAP Financial Measures
Reconciliation of Operating Income, Operating Margin and Income from Continuing Operations plus Amortization of
Intangible Assets, Excluding Identified Adjustments

Identified Adjustments:
Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R). Accordingly, the Company recorded expenses of $0.6 and $3.2 million related to its stock option and employee stock purchase plans for the three and twelve months ended December 31, 2006, respectively. The Company recorded an impairment charge on the intangible assets of one of its California acquisitions of $3.2 million in the three and twelve months ended December 31. 2006. The Company recorded expenses of $1.2 million and $2.7 million in the three and twelve months ended December 31, 2006 related to the proposed acquisition of all of its common stock by GS Capital Partners. The Company recorded acquisition integration expenses of $1.4 million in the three and twelve months ended December 31. 2006, primarily related to the integration of Kibble & Prentice. Additionally, in the first quarter of 2006, the Company recorded $2.1 million of expense for an early extinguishment of debt related to

	For the Three Months Ended			For the Twelve Months Ended
	December 31,			December 31,
	2006 As Reported	Identified Adjustments	2006 Excluding Identified Adjustments	2006 As Reported	Identified Adjustments	2006 Excluding Identified Adjustments
	(Dollars in Thousands)

Revenues	$149,403	$1,300	$150,703	$551,608	$1,861	$553,469

Compensation and employee benefits	81,641	-	81,641	303,753	-	303,753
Non-cash stock-based compensation:
Restricted stock awards	959	-	959	3,527	-	3,527
Stock option expense	565	(565)	-	3,181	(3,181)	-
Other operating expenses	39,409	-	39,409	129,659	-	129,659
Depreciation	2,772	-	2,772	10,282	-	10,282

Operating Income	24,057	1,865	25,922	101,206	5,042	106,248

Operating Margin	16.1%		17.2%	18.3%		19.2%

Amortization of intangible assets	9,652	-	9,652	34,536	-	34,536
Interest	6,711	-	6,711	20,690	-	20,690
Early extinguishment of debt	-	-	-	2,093	(2,093)	-
Acquisition integration expenses (a)	1,401	(1,401)	-	1,419	(1,419)	-
Other expenses (a)	4,381	(4,381)	-	5,906	(5,906)	-
Total Expenses	147,491	(6,347)	141,144	515,046	(12,599)	502,447

Income from continuing operations before income tax expense	1,912	7,647	9,559	36,562	14,460	51,022
Income tax expense	1,129	3,443	4,572	15,953	5,465	21,418
Income from continuing operations	783	4,204	4,987	20,609	8,995	29,604
Addback: Amortization of intangible assets	9,652	-	9,652	34,536	-	34,536
Income from continuing operations plus amortization of intangible assets	$10,435	$4,204	$14,639	$55,145	$8,995	$64,140

Per Share Data - Diluted:
Income From Continuing Operations	$0.01	$0.07	$0.08	0.36	0.15	0.51
Addback: Amortization of intangible assets	0.17	-	0.17	0.60	-	0.60
Income from continuing operations plus amortization of intangible assets	$0.18	$0.07	$0.25	0.96	0.15	1.11

(a) Amounts are included in other operating expenses in the Consolidated Statements of Operations.

USI Holdings Corporation
Non-GAAP Financial Measures
Reconciliation of Operating Income, Operating Margin and Income from Continuing Operations plus Amortization of
Intangible Assets, Excluding Identified Adjustments

Identified Adjustments:
In December 2004, USI announced that it had approved a plan to take steps to reduce ongoing operating expenses. As a result of these actions, for the three and twelve months ended December 31, 2005, the Company recorded expenses of $1.2 million and $8.1 million, respectively, comprised of restructuring of sales professionals' employment agreements, employee severance and related benefits and lease termination costs. Additionally, in the three and twelve months ended December 31, 2005, the Company recorded expenses of $0.1 million and $8.6 million, primarily related to the acquisition of Summit Global Partners. In the three and twelve months ended December 31, 2005, the Company recorded an adjustment to revenues and related producer compensation payable of $3.7 million and $0.1 million and $6.7 million and $0.6 million, respectively, related to a change in accounting estimate. There were no such similar adjustments for the three and twelve months ended December 31, 2006. All adjustments noted above are referre

	For the Three Months Ended			For the Twelve Months Ended
	December 31,			December 31,
	2005 As Reported	Identified Adjustments	2005 Excluding Identified Adjustments	2005 As Reported	Identified Adjustments	2005 Excluding Identified Adjustments
	(Dollars in Thousands, Except per Share Amounts)			(Dollars in Thousands, Except per Share Amounts)

Total revenues	$136,450	$3,742	$140,192	$508,284	$6,667	$514,951

Compensation and employee benefits	76,613	100	76,713	287,807	567	288,374
Non-cash stock-based compensation, restricted stock awards	871	-	871	2,579	-	2,579
Other operating expenses	33,542	-	33,542	115,198	-	115,198
Depreciation	2,487	-	2,487	9,655	-	9,655

Operating Income	22,937	3,642	26,579	93,045	6,100	99,145

Operating Margin	16.8%		19.0%	18.3%		19.3%

Amortization of intangible assets	9,311	-	9,311	30,549	-	30,549
Interest	4,255	-	4,255	15,036	-	15,036
Margin improvement plan expenses (a)	1,190	(1,190)	-	8,141	(8,141)	-
Acquisition Integration expenses (a)	110	(110)	-	8,573	(8,573)	-

Total Expenses	128,379	(1,200)	127,179	477,538	(16,147)	461,391
Income from continuing operations before income tax expense	8,071	4,942	13,013	30,746	22,814	53,560
Income tax expense	2,806	1,719	4,525	12,713	8,963	21,676
Income from continuing operations	5,265	3,223	8,488	18,033	13,851	31,884
Addback: Amortization of intangible assets	9,311	-	9,311	30,549	-	30,549
Income from continuing operations plus amortization of intangible assets	$14,576	$3,223	$17,799	$48,582	$13,851	$62,433

Per Share Data - Diluted:
Income From Continuing Operations	$0.09	$0.06	$0.15	$0.32	$0.24	$0.56
Addback: Amortization of intangible assets	0.16	-	0.16	0.54	-	0.54
Income from continuing operations plus amortization of intangible assets	$0.25	$0.06	$0.31	$0.86	$0.24	$1.10

(a) Amounts are included in compensation and employee benefits and other operating expenses in the Consolidated Statements of Operations.

USI Holdings Corporation and Subsidiaries
Summary Statements of Operations by Segment

		Specialized
	Insurance	Benefits
(Amounts in Thousands)	Brokerage	Services	Corporate	Total
For the three months ended December 31:
2006
Revenues	$128,836	$20,454	$113	$149,403
Compensation and employee benefits	71,045	5,735	5,017	81,797
Other operating expenses	29,280	11,367	4,388	45,035
Non-cash stock-based compensation:
Restricted stock awards	754	22	183	959
Stock option expense	272	34	259	565
Depreciation	2,177	275	320	2,772
Amortization	8,840	812	-	9,652
Interest expense	322	96	6,293	6,711
Income(loss) from continuing operations, before income taxes	16,146	2,113	(16,347)	1,912
Add back:
Amortization	8,840	812	-	9,652
Interest expense	322	96	6,293	6,711
Acquisition integration expense	1,401	-	-	1,401
Other expenses	3,234	-	1,147	4,381
Operating income (loss)	$29,943	$3,021	$(8,907)	$24,057
Operating margin	23.2%	14.8%	NM	16.1%

2005
Revenues	$116,845	$19,086	$519	$136,450
Compensation and employee benefits	67,589	5,696	4,498	77,783
Other operating expenses	21,753	7,317	4,602	33,672
Non-cash stock-based compensation, restricted stock awards	739	13	119	871
Depreciation	1,892	232	363	2,487
Amortization	8,606	705	-	9,311
Interest expense	280	86	3,889	4,255
Income(loss) from continuing operations, before income taxes	15,986	5,037	(12,952)	8,071
Add back:
Amortization	8,606	705	-	9,311
Interest expense	280	86	3,889	4,255
Acquisition integration and margin improvement plan expenses	1,300	-	-	1,300
Operating income (loss)	$26,172	$5,828	$(9,063)	$22,937

Operating margin	22.4%	30.5%	NM	16.8%

USI Holdings Corporation and Subsidiaries
Summary Statements of Operations by Segment

		Specialized
	Insurance	Benefits
(Amounts in Thousands)	Brokerage	Services	Corporate	Total
For the Twelve months ended December 31:
2006
Revenues	$504,503	$46,862	$243	$551,608
Compensation and employee benefits	272,189	19,211	12,509	303,909
Other operating expenses	96,444	23,481	16,903	136,828
Non-cash stock-based compensation:
Restricted stock awards	2,793	72	662	3,527
Stock option expense	1,524	152	1,505	3,181
Depreciation	7,969	989	1,324	10,282
Amortization	31,368	3,168	-	34,536
Interest expense	934	404	19,352	20,690
Early extinguishment of debt	-	-	2,093	2,093
Income(loss) from continuing operations, before income taxes	91,282	(615)	(54,105)	36,562
Add back:
Amortization	31,368	3,168	-	34,536
Interest expense	934	404	19,352	20,690
Early extinguishment of debt	-	-	2,093	2,093
Acquisition integration expense	1,419	-	-	1,419
Other expenses	3,234	-	2,672	5,906
Operating income (loss)	$128,237	$2,957	$(29,988)	$101,206
Operating margin	25.4%	6.3%	NM	18.3%

2005
Revenues	$463,501	$43,263	$1,520	$508,284
Compensation and employee benefits	273,244	15,750	15,196	304,190
Other operating expenses	81,438	16,667	17,424	115,529
Non-cash stock-based compensation, restricted stock awards	2,141	43	395	2,579
Depreciation	7,584	629	1,442	9,655
Amortization	27,799	2,750	-	30,549
Interest expense	1,090	361	13,585	15,036
Income(loss) from continuing operations, before income taxes	70,205	7,063	(46,522)	30,746
Add back:
Amortization	27,799	2,750	-	30,549
Interest expense	1,090	361	13,585	15,036
Acquisition integration and margin improvement plan expenses	15,080	82	1,552	16,714
Operating income (loss)	$114,174	$10,256	$(31,385)	$93,045

Operating margin	24.6%	23.7%	NM	18.3%

USI Holdings Corporation and Subsidiaries
Non-GAAP Financial Measures
Reconciliation of Organic Revenue Growth/(Decline)

	For the Three Months Ended December 31
					Adjustment for	Organic		Adjusted Organic
	Revenues		Change		Net Acquired	Growth/	Identified	Growth/
	2006	2005	Amount	Percent	Businesses	(Decline)	Adjustments	(Decline)
Consolidated			(Dollars in Thousands)

Net Commissions and Fees - Property & Casualty	$70,166	$62,700	$7,466	11.9%	$(5,229)	3.6%	$(2,332)	-0.2%
Net Commissions and Fees - Benefits	72,622	67,045	5,577	8.3%	(10,503)	-7.3%	(110)	-7.5%
Total Net Commissions and Fees	142,788	129,745	13,043	10.1%	(15,732)	-2.1%	(2,442)	-4.0%
Contingents and Overrides	3,460	3,159	301	9.5%	(65)	7.5%	-	7.5%
Other Income	3,155	3,546	(391)	-11.0%	(58)	-12.7%	-	-12.7%

Total Revenues	$149,403	$136,450	$12,953	9.5%	$(15,855)	-2.1%	$(2,442)	-3.9%

Insurance Brokerage

Net Commissions and Fees - Property & Casualty	$70,166	$62,700	$7,466	11.9%	$(5,229)	3.6%	$(2,332)	-0.2%
Net Commissions and Fees - Benefits	52,168	47,968	4,200	8.8%	(5,460)	-2.6%	1,300	0.1%
Total Net Commissions and Fees (1)	122,334	110,668	11,666	10.5%	(10,689)	0.9%	(1,032)	0.0%
Contingents and Overrides	3,460	3,159	301	9.5%	(65)	7.5%	-	7.5%
Other Income	3,042	3,018	24	0.8%	(58)	-1.1%	-	-1.1%

Total Revenues	$128,836	$116,845	$11,991	10.3%	$(10,812)	1.0%	$(1,032)	0.1%

Specialized Benefits Services

Net Commissions and Fees - Benefits	$20,454	$19,077	$1,377	7.2%	$(5,043)	-19.2%	$(1,410)	-26.6%
Contingents and Overrides	-	-	-	-	-	-	-	-
Other Income		9	(9)	-100.0%	-	-100.0%	-	-100.0%

Total Revenues	$20,454	$19,086	$1,368	7.2%	$(5,043)	-19.3%	$(1,410)	-26.6%

Corporate

Other Income	$113	$519	$(406)	-78.2%	$-	-78.2%	$-	-78.2%

Total Revenues	$113	$519	$(406)	-78.2%	$-	-78.2%	$-	-78.2%

(1) Adjusted NCF organic growth calculation for insurance brokerage, excluding California retail brokerage operations:

Three months ended December 31, 2006
Insurance Brokerage, Net Commissions and Fees (a)	$122,334	$110,668	$11,666	10.5%	$(10,689)	0.9%	$(1,032)	0.0%
California Net Commissions and Fees (b)	14,600	19,017	(4,417)	-23.2%	-	-23.2%	-	-23.2%
Insurance Brokerage, Net Commissions and Fees, excluding California (a) - (b)	$107,734	$91,651	$16,083	17.5%	$(10,689)	5.9%	$(1,032)	4.8%

USI Holdings Corporation and Subsidiaries
Non-GAAP Financial Measures
Reconciliation of Organic Revenue Growth/(Decline)

	For the Twelve Months Ended December 31
					Adjustment for	Organic		Adjusted Organic
	Revenues		Change		Net Acquired	Growth/	Identified	Growth/
	2006	2005	Amount	Percent	Businesses	(Decline)	Adjustments	(Decline)
Consolidated			(Dollars in Thousands)

Net Commissions and Fees - Property & Casualty	$273,464	$260,132	$13,332	5.1%	$(12,633)	0.3%	$(4,816)	-1.6%
Net Commissions and Fees - Benefits	238,313	212,890	25,423	11.9%	(25,735)	-0.1%	10	-0.1%
Total Net Commissions and Fees	511,777	473,022	38,755	8.2%	(38,368)	0.1%	(4,806)	-0.9%
Contingents and Overrides	26,134	25,825	309	1.2%	(1,094)	-3.0%	-	-3.0%
Other Income	13,697	9,437	4,260	45.1%	(262)	42.4%	-	42.4%

Total Revenues	$551,608	$508,284	$43,324	8.5%	$(39,724)	0.7%	$(4,806)	-0.2%

Insurance Brokerage

Net Commissions and Fees - Property & Casualty	$273,464	$260,132	$13,332	5.1%	$(12,633)	0.3%	$(4,816)	-1.6%
Net Commissions and Fees - Benefits	191,453	169,669	21,784	12.8%	(17,827)	2.3%	1,420	3.2%
Total Net Commissions and Fees (1)	464,917	429,801	35,116	8.2%	(30,460)	1.1%	(3,396)	0.3%
Contingents and Overrides	26,134	25,807	327	1.3%	(1,094)	-3.0%	-	-3.0%
Other Income	13,452	7,893	5,559	70.4%	(262)	67.1%	-	67.1%

Total Revenues	$504,503	$463,501	$41,002	8.8%	$(31,816)	2.0%	$(3,396)	1.2%

Specialized Benefits Services

Net Commissions and Fees - Benefits	$46,860	$43,221	$3,639	8.4%	$(7,908)	-9.9%	$(1,410)	-13.1%
Contingents and Overrides	-	18	(18)	-	-	-	-	-
Other Income	2	24	(22)	-91.7%	-	-91.7%	-	-91.7%

Total Revenues	$46,862	$43,263	$3,599	8.3%	$(7,908)	-10.0%	$(1,410)	-13.2%

Corporate

Other Income	$243	$1,520	$(1,277)	-84.0%	$-	-84.0%	$-	-84.0%

Total Revenues	$243	$1,520	$(1,277)	-84.0%	$-	-84.0%	$-	-84.0%

(1) Adjusted NCF organic growth calculation for insurance brokerage, excluding California retail brokerage operations:

Year ended December 31, 2006
Insurance Brokerage, Net Commissions and Fees (a)	$464,917	$429,801	$35,116	8.2%	$(30,460)	1.1%	$(3,396)	0.3%
California Net Commissions and Fees (b)	66,896	77,085	(10,189)	-13.2%	(1,613)	-15.3%	(480)	-15.9%
Insurance Brokerage, Net Commissions and Fees, excluding California (a) - (b)	$398,021	$352,716	$45,305	12.8%	$(28,847)	4.7%	$(2,916)	3.8%